UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2018, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Retail Properties of America, Inc. (the “Company”) approved the adoption of the Company’s Senior Executive Cash Incentive Bonus Plan (the “Plan”), which is the general plan under which the Company intends to award annual cash incentive compensation to its executive officers. The Plan replaces some of the formal structure relating to cash incentive compensation that had previously been included in the Company’s 2014 Long-Term Equity Compensation Plan prior to its amendment and restatement in May 2018.

Under the Plan, the Committee may select key executives of the Company (the “Executives”) to be eligible to receive cash bonuses based on the attainment of corporate and/or individual performance goals established by the Committee in its sole discretion. Bonuses based on corporate performance goals may relate to same store earnings before interest, taxes, depreciation and amortization (“EBITDA”) growth, operating funds from operations per share and the ratio of net debt to adjusted EBITDA, which were the corporate performance goals utilized for 2017, or other financial or operational metrics selected by the Committee in its discretion. Bonuses based on individual performance goals may relate to objectively determinable or subjective goals relating to individual performance of the Executive or the Company in areas of the Executive’s responsibility. The Committee also has the authority to make discretionary bonus payments under the Plan on such terms and conditions as the Committee determines in its sole discretion.

The Committee will establish target bonus opportunities payable pursuant to the Plan for each Executive for each performance period, which will be communicated to each Executive prior to the end of each performance period, unless otherwise provided by the Committee. The Committee may also establish one or more additional bonus opportunities that are higher or lower than the target bonus opportunity, provide for payouts for performance between specifically identified corporate and/or individual performance goals or pay bonuses to Executives under the Plan based on such other terms and conditions as the Committee in its discretion may determine. Corporate and individual performance goals will be measured at the end of each performance period, with achievement of such goals determined by the Committee following the completion of the applicable period, unless otherwise provided by the Committee.

Bonus payments under the Plan will be made as soon as practicable following the end of the applicable performance period, but in any event not later than 74 days after the end of the fiscal year in which such performance period ends, and will be conditioned upon the Executive’s continued employment through the payment date, in each case, unless otherwise provided by the Committee or agreed by the Company. In addition, bonus payments made under the Plan will be subject to the Company’s clawback policy in effect from time to time to the extent applicable.

The Plan may be amended or terminated at any time and bonuses may be paid outside of the Plan by the Company in its discretion.

The foregoing summary is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Retail Properties of America, Inc. Senior Executive Cash Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M. Swinehart
Julie M. Swinehart
Date: July 24, 2018		Executive Vice President, Chief Financial Officer and Treasurer